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                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) JULY 19, 1999


                                 LEUKOSITE, INC.
               (Exact Name of Registrant as Specified in Charter)



          DELAWARE                  0-22769                      04-3173859
- ----------------------------      ------------               -------------------
(State or Other Jurisdiction      (Commission                  (IRS Employer
      of Incorporation)           File Number)               Identification No.)


                     215 FIRST STREET, CAMBRIDGE, MA 02142
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (617) 621-9350



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On July 19, 1999, LeukoSite, Inc. ("LeukoSite") acquired all of the issued and outstanding capital stock of ProScript, Inc. ("ProScript") by payment of $411,719 in cash to ProScript shareholders and, in connection with such acquisition, through the issuance of 187,970 shares of LeukoSite's Common Stock, par value $0.01 per share, to certain ProScript shareholders (who were also senior debt holders of ProScript). Under the terms of the merger agreement, ProScript shareholders may receive additional cash payments upon the achievement of milestones and royalties related to certain ProScript compounds. LeukoSite has acquired, among other things, ProScript's boronate class of proteasome inhibitors for the treatment of cancer. The acquisition was accomplished by means of a merger (the "Merger") of ProScript Acquisition Co., a wholly-owned subsidiary of LeukoSite, with and into ProScript, pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated as of June 22, 1999 (the "Agreement").

     The aggregate purchase price for the transactions contemplated by the Agreement was approximately $2.8 million, which includes net liabilities assumed of approximately $497,000. The acquisition will be accounted for as a purchase by LeukoSite. The terms of the Agreement were determined in arm's-length negotiations between LeukoSite and ProScript. Two significant ProScript shareholders, HealthCare Ventures III, L.P. and HealthCare Ventures IV, L.P. (collectively, "HealthCare Ventures"), are also significant holders of LeukoSite Common Stock. HealthCare Ventures, which was represented on the ProScript Board by John Littlechild, is also currently represented on the LeukoSite Board by James Cavanaugh. HealthCare Ventures (together with its affiliates) beneficially owned approximately 34.5% of the outstanding ProScript stock and approximately 20.8% of the outstanding LeukoSite Common Stock prior to the Merger and the private placement (described in Item 5 below).

     A copy of the Agreement is incorporated herein by reference and a copy is filed herewith as Exhibit 2.

ITEM 5.  OTHER EVENTS.

     On July 20, 1999, LeukoSite sold an aggregate of 1,487,548 unregistered shares of its Common Stock at a price per share of $9.70 to two (2) investors in a private placement, as follows: (a) 1,030,928 unregistered shares to Perseus Capital LLC for a purchase price of $10,000,000; and (b) 456,620 unregistered shares to HealthCare Ventures V, L.P., which (together with its affiliates) owned 20.8% of the outstanding LeukoSite common Stock, prior to the private placement and the Merger (described in Item 5 above). After taking into account the Merger and the private placement described herein, HealthCare Ventures (together with its affiliates) beneficially owned, as of July 28, 1999, approximately 22.2% of the outstanding LeukoSite Common Stock and Perseus Capital LLC owned

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approximately 9.9% of the outstanding LeukoSite Common Stock. Both HealthCare
Ventures V, L.P. and Perseus Capital LLC were granted certain registration rights for the unregistered shares purchased by each of them.

     Copies of the stock purchase agreements and registration rights agreements in connection with the private placement are incorporated herein by reference and filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(C)      EXHIBITS.

Exhibit 2 Agreement and Plan of Merger and Reorganization, dated as of June 22, 1999, by and among LeukoSite, Inc., LeukoSite Merger Corporation and ProScript, Inc. Does not include Exhibits or Disclosure Schedules. LeukoSite will furnish a copy of any such omitted exhibit or schedule to the Commission upon request.

Exhibit 10.1 Stock Purchase Agreement, dated June 22, 1999, between LeukoSite and Perseus Capital LLC

Exhibit 10.2 Stock Purchase Agreement, dated June 22, 1999, between LeukoSite and HealthCare Ventures V, L.P.

Exhibit 10.3 Registration Rights Agreement, dated July 19, 1999, between LeukoSite and Perseus Capital LLC

Exhibit 10.4 Registration Rights Agreement, dated July 19, 1999, between LeukoSite and HealthCare Ventures V, L.P.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            LEUKOSITE, INC.


                                            By: /s/Augustine Lawlor
                                               ---------------------------------
                                                Augustine Lawlor,
                                                Vice President,
                                                Corporate Development and
                                                Chief Financial Officer

Dated:  August 3, 1999